Exhibit 99.1

[CAPITAL TRUST LOGO]

Contact:   Rubenstein Associates

           Robert Solomon: (212) 843-8050


                Capital Trust Reports Third Quarter 2003 Results
                ------------------------------------------------


        NEW YORK, NY - November 6, 2003 - Capital Trust, Inc. (NYSE: CT) today reported third quarter 2003 net income of 66 cents per share (diluted), representing an increase of 41 cents per share (diluted) over the same period in the prior year. For the nine months ended September 30, 2003, net income totaled $1.67 per share (diluted) compared to 68 cents (diluted) over the same period in the prior year.

        "Our third quarter results demonstrate continuing success in executing our business plan," said John Klopp, Capital Trust's CEO. "We originated $43 million of new balance sheet investments and finished the capital raise for CT Mezzanine Partners III, our latest investment fund. These accomplishments, coupled with collection of a substantial prepayment penalty on one of our balance sheet loans, all contributed to the increase in CT's net income over the prior quarter."

        Outlined below are selected financial highlights for the quarter and year to date:

Balance Sheet
-------------

        Total assets were $392.8 million at September 30, 2003, reflecting a slight increase from $385.0 million at December 31, 2002. Available-for-sale securities, consisting of investments in Federal Home Loan Mortgage Corporation Gold 6.5% securities, continued to repay as expected. Total repayments on the available-for-sale securities during the nine months ended September 30, 2003 was $39.9 million. With respect to loans and CMBS, on January 31, 2003, the Company purchased from affiliates of Citigroup their 75% interest in CT Mezzanine Partners I for a price of $38.4 million (including assumption of liabilities), adding $48.3 million of loans receivable, which along with new loan originations and CMBS purchases of $79.4 million, more than offset the $73.6 million of loan repayments during the first nine months of 2003.


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


        At quarter-end, liabilities totaled $206.0 million including total debt of $192.0 million. This represented a decrease of $8.1 million from the $200.1 million of debt at December 31, 2002. The Company utilized the net proceeds from equity events discussed below to reduce its debt levels, resulting in a debt-to-equity ratio of 1.0-to-1 at September 30, 2003 compared to 1.2-to-1 at December 31, 2002 (treating the convertible trust preferred securities as equity).

        Stockholders' equity totaled $97.4 million at September 30, 2003, a $13.3 million increase from the $84.1 million total at December 31, 2003. The primary driver of the increase was completion in June 2003 of a private placement of 1,075,000 shares of class A common stock, which generated net proceeds of $17.1 million. Offsetting this equity increase was the Company's purchase of warrants, from affiliates of Citigroup, exercisable for 2,842,822 shares of class A common stock for a total price of $2.1 million and the repurchase of 66,427 shares of class A common stock under the open market share repurchase program for $947,000.

Investment Management Business
------------------------------

        During the quarter, the investment management business reached a significant milestone by effecting the final closing of its third fund, CT Mezzanine Partners III, Inc. ("Fund III"), with $425 million of equity commitments. Over its term, Fund III will generate base management fees, investment income, and potentially incentive management fees for the Company. Fund III commenced its investment period in June of 2003 and during the quarter the Company contributed $2.0 million (10%) of its total $20 million commitment to fund its share of Fund III's investment activities. The Company will earn $6.0 million per annum during the investment period, after which base management fees will transition from a calculation based on committed capital to one based on invested capital. CT Mezzanine Partners II, LP ("Fund II") ended its investment period in April 2003 and began its ordinary course liquidation. The Company earns base management fees (calculated on invested capital), investment income and potentially incentive management fees from Fund II. During the nine months ended September 30, 2003, Fund II made capital distributions to the Company totaling $6.7 million, reducing the Company's investment in Fund II to $15.2 million as of September 30, 2003.

Operating Results
-----------------

        For the quarter ended September 30, 2003, the Company reported total revenues of $14.5 million and net income of $4.8 million, representing basic earnings per share of 74 cents and diluted earnings per share of 66 cents. The calculation of basic earnings per share is based on 6.5 million weighted average shares outstanding, while diluted earnings per share is based on 10.9 million weighted average shares outstanding, reflecting the potential dilution from in-the-money stock options and the Company's convertible trust preferred securities ("CTP"). For the same period in 2002, the Company reported total revenues of $16.8 million and net income of $1.6 million (25 cents per share based on 6.1 million weighted average diluted shares outstanding).


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


        For the nine months ended September 30, 2003, the Company reported total revenues of $36.3 million and net income of $9.9 million, representing basic earnings per share of $1.69 and diluted earnings per share of $1.67. The calculation of basic earnings per share is based on 5.9 million weighted average shares outstanding, while diluted earnings per share is based on 10.2 million weighted average shares outstanding. For the same period in 2002, the Company reported total revenues of $49.0 million and net income of $4.2 million (68 cents per share based on 6.2 million weighted average diluted shares outstanding).

        The increase in net income and earnings per share in 2003 versus 2002 was primarily due to a reduction in income taxes resulting from the Company's decision to elect to be taxed as a REIT in 2003 and the replacement of the $60.3 million non-convertible portion of the CTP, which bore interest at a rate of 13%, with less expensive debt financing. The impact of these expense reductions was partially offset by income generated in 2002 from completion of the Company's final advisory assignment and reversal of a portion of the reserve for possible credit losses.

        Interest income for the nine months ended September 30, 2003 declined from the same period in the prior year as a result of lower levels of interest earning assets (average interest earning assets were $358.3 million for the 2003 period versus $505.0 million for 2002). This decrease was more than offset by a $2.4 million pre-payment penalty the Company received in the third quarter for satisfaction of a fixed rate loan. After adjustment for prepayment penalties occurring in both 2003 and 2002, the yield on interest earning assets remained consistent from year to year averaging 9.9% for the nine months ended September 30, 2003 and 9.7% for the same period in 2002.

        The corresponding decrease in interest bearing liabilities and a general reduction in the rate paid on those liabilities resulted in significant decreases in interest and related expenses. The decrease in average interest rates was due to the replacement in December 2002 of the then-existing swaps with new swaps at reduced notional amounts and lower fixed pay rates of interest, and the use of lower cost debt.

Dividends
---------

        On September 22, 2003, the Company's Board of Directors declared a third quarter 2003 cash dividend of 45 cents per share of class A common stock. The cash dividend was paid on October 15, 2003 to stockholders of record on September 30, 2003.

Reverse Stock Split
-------------------

        On April 2, 2003, the Company's effected a one (1) for three (3) reverse stock split of the Company's class A common stock. All per share information concerning the computation of earnings per share, dividends per share, and authorized stock reported in the accompanying Consolidated Balance Sheets and Consolidated Statements of Income and herein have been adjusted as if the reverse stock split was in effect for all fiscal periods and as of all balance sheet dates presented.


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


Management Conference Call
--------------------------

The Company will conduct a management conference call at 10:00 AM Eastern Time on November 7 to discuss results for the third quarter of 2003. Interested parties can access the call toll free by dialing (800) 362-0574. The conference ID is "CAPITAL." A recorded replay of the conference call will be available from 12:00 p.m. on November 7 through midnight on November 21. The replay call number is (800) 839-3613.


Forward-Looking Statements
--------------------------

        The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, continued performance, asset/liability mix, effectiveness of the Company's hedging strategy and rate of repayment of the Company's portfolio assets, as well as other risks indicated from time to time in the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

        Capital Trust, Inc. is a finance and investment management company focused on the commercial real estate industry and headquartered in New York. To date Capital Trust, for its own account or for funds under management, has originated $3.2 billion of commercial real estate mezzanine investments in 107 separate transactions.


Tables to follow


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


                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                    September 30, 2003 and December 31, 2002
                                 (in thousands)




                                                                                         September 30,        December 31,
                                                                                        ----------------    ----------------
                                                                                             2003                 2002
                                                                                        ----------------    ----------------
                                                                                          (Unaudited)          (Audited)


                                 Assets

  Cash and cash equivalents                                                               $    10,179         $    10,186
  Available-for-sale securities, at fair value                                                 23,633              65,233
  Commercial mortgage-backed securities available-for-sale, at fair value                     160,937             155,780
  Loans receivable, net of $6,672 and $4,982 reserve for possible credit losses at
    September 30, 2003 and December 31, 2002, respectively                                    164,292             116,347
  Equity investment in CT Mezzanine Partners I LLC ("Fund I"), CT Mezzanine
    Partners II LP ("Fund II"), CT MP II LLC ("Fund II GP") and CT Mezzanine
    Partners III, Inc. ("Fund III") (together "Funds")                                         23,997              28,974
  Deposits and other receivables                                                                  383                 431
  Accrued interest receivable                                                                   3,291               4,422
  Deferred income taxes                                                                         2,240               1,585
  Prepaid and other assets                                                                      3,814               2,018
                                                                                        ----------------    ----------------
Total assets                                                                              $   392,766         $   384,976
                                                                                        ================    ================


               Liabilities and Stockholders' Equity

Liabilities:
  Accounts payable and accrued expenses                                                   $    11,347         $     9,067
  Credit facility                                                                              33,000              40,000
  Term redeemable securities contract                                                          12,089                 --
  Repurchase obligations                                                                      146,922             160,056
  Deferred origination fees and other revenue                                                   1,817                 987
  Interest rate hedge liabilities                                                                 838               1,822
                                                                                        ----------------    ----------------
Total liabilities                                                                             206,013             211,932
                                                                                        ----------------    ----------------

Company-obligated, mandatory redeemable, convertible trust preferred securities of
  CT Convertible Trust I, holding $89,742 of convertible 10.0% junior subordinated debentures at September 30, 2003 and December 31, 2002
  ("Convertible Trust Preferred Securities")                                                   89,346              88,988
                                                                                        ----------------    ----------------


Stockholders' equity:
  Class A common stock, $0.01 par value, 100,000 shares authorized, 6,492 and 5,405 shares issued and outstanding at September 30, 2003 and December 31, 2002,
    respectively ("Class A Common Stock")                                                          65                  54
  Restricted Class A Common Stock, $0.01 par value, 17 and 100 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively  ("Restricted
    Class A Common Stock" and together with Class A Common Stock, "Common Stock")                  --                   1
  Additional paid-in capital                                                                  140,917             126,919
  Unearned compensation                                                                           (25)               (320)
  Accumulated other comprehensive loss                                                        (31,561)            (28,988)
  Accumulated deficit                                                                         (11,989)            (13,610)
                                                                                        ----------------    ----------------
Total stockholders' equity                                                                     97,407              84,056
                                                                                        ----------------    ----------------

Total liabilities and stockholders' equity                                                $   392,766         $   384,976
                                                                                        ================    ================



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


                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
             Three and Nine Months Ended September 30, 2003 and 2002
                      (in thousands, except per share data)
                                   (unaudited)




                                                                        Three Months Ended                 Nine Months Ended
                                                                          September 30,                      September 30,
                                                                 -------------------------------    -------------------------------
                                                                      2003             2002              2003             2002
                                                                 --------------   --------------    --------------   --------------

Income from loans and other investments:
  Interest and related income                                      $   11,757       $   11,036        $   29,384       $   37,991
  Less: Interest and related expenses                                   2,616            3,757             7,369           14,020
                                                                 --------------   --------------    --------------   --------------
    Income from loans and other investments, net                        9,141            7,279            22,015           23,971
                                                                 --------------   --------------    --------------   --------------

Other revenues:
  Management and advisory fees from Funds                               2,385            2,548             5,793            7,624
  Income/(loss) from equity investments in Funds                          367            1,156             1,085             (618)
  Advisory and investment banking fees                                    --             2,057               --             2,207
  Net gain on sales of investments and reduced maturity
    of fair value hedge                                                   --               --                --             1,651
  Other interest income                                                     8               46                46              104
                                                                 --------------   --------------    --------------   --------------
    Total other revenues                                                2,760            5,807             6,924           10,968
                                                                 --------------   --------------    --------------   --------------

 Other expenses:
  General and administrative                                            3,804            3,982            10,497           11,390
  Other interest expense                                                  --               --                --                23
  Depreciation and amortization                                           293              248               781              744
  Net unrealized (gain)/loss on derivative securities and
    corresponding hedged risk on CMBS securities                          --               180               --             2,776
  Recapture of allowance for possible credit losses                       --               --                --            (2,963)
                                                                 --------------   --------------    --------------   --------------
    Total other expenses                                                4,097            4,410            11,278           11,970
                                                                 --------------   --------------    --------------   --------------

Income before income taxes and distributions and
  amortization on Convertible Trust Preferred Securities                7,804            8,676            17,661           22,969
    Provision for income taxes                                            655            4,454               655           11,540
                                                                 --------------   --------------    --------------   --------------

Income before distributions and amortization on
  Convertible Trust Preferred Securities                                7,149            4,222            17,006           11,429
    Distributions and amortization on Convertible Trust
      Preferred Securities, net of income tax benefit of
      $2,301 and $6,195 for the three and nine months
      ended September 30, 2002, respectively                            2,363            2,669             7,089            7,186
                                                                 --------------   --------------    --------------   --------------
Net income allocable to Common Stock                               $    4,786       $    1,553        $    9,917       $    4,243
                                                                 ==============   ==============    ==============   ==============

Per share information:

  Net earnings per share of Common Stock:
    Basic                                                          $     0.74       $     0.26        $     1.69       $     0.69
                                                                 ==============   ==============    ==============   ==============
    Diluted                                                        $     0.66       $     0.25        $     1.67       $     0.68
                                                                 ==============   ==============    ==============   ==============
  Weighted average shares of Common Stock
    outstanding:
    Basic                                                           6,502,075        6,090,408         5,858,659        6,174,327
                                                                 ==============   ==============    ==============   ==============
    Diluted                                                        10,861,674        6,107,825        10,182,850        6,242,770
                                                                 ==============   ==============    ==============   ==============


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